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		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549


				 FORM 8-K

			      CURRENT REPORT
		      Pursuant to Section 13 or 15(d)
		  of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): May 13, 1999



			  SEALED AIR CORPORATION
	  ------------------------------------------------------
	  (Exact Name of Registrant as Specified in its Charter)


	Delaware                       1-12139               65-0654331
------------------------------ ------------------------  -------------------
      (State or Other          (Commission File Number)    (IRS Employer
Jurisdiction of Incorporation)                           Identification No.)



		 Park 80 East
	   Saddle Brook, New Jersey                      07663-5291
	   ------------------------                      ----------
   (Address of Principal Executive Offices)              (Zip Code)



			      (201) 791-7600
	   ----------------------------------------------------
	   (Registrant's telephone number, including area code)



       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5. OTHER EVENTS.


						      May 13, 1999


   Contact: Mary A. Coventry
	    J. Ryan Flanagan




			 SEALED AIR CORPORATION PRICES
		 $300 MILLION OFFERING OF SENIOR NOTES DUE 2009
		 ----------------------------------------------

     SADDLE BROOK, N.J., Thursday, May 13, 1999 - Sealed Air Corporation (NYSE-SEE) announced today a $300 million offering of senior notes due 2009 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The notes, with a coupon of 6.95% per annum, are being sold to investors at a price of 99.278% of the principal amount. The Company stated that it intends to use the net proceeds of the offering to repay a portion of its outstanding indebtedness.

     These notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements. Accordingly, the notes will be offered and sold privately only in accordance with Rule 144A under the Securities Act and outside of the United States in accordance with Regulation S under the Securities Act.

     Sealed Air is engaged primarily in the manufacture and sale of a complementary line of food, specialty and protective and specialty packaging materials and systems.













				SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


				       SEALED AIR CORPORATION



				       By: /s/ H. Katherine White
					   ----------------------
					   Name: H. Katherine White
Dated: May 14, 1999                        Title: General Counsel and Secretary